UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 7, 2009

P2 SOLAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-91190	98-0234680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 204, 13569 – 76 Avenue Surrey, British Columbia, Canada, V3W 2W3
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604)592-0047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

As disclosed on Form 8-K filed with the Securities and Exchange Commission on November 26, 2008, on November 21, 2008, P2 Solar, Inc. (the “Company”) a Delaware corporation entered into an Intellectual Property License Agreement (the “License Agreement”) with Lassen Energy, Inc., a California corporation (“Lassen”), DBK Corporation (“DBK Corp”), a Nevada corporation, and Darry Boyd (“Boyd”) (DBK Corp and Boyd are collectively referred to herein as (“DBK”)), pursuant to which Lassen and DBK agreed to provide the Company with several licenses (the “Licenses”) relating to the use of certain intellectual property owned by DBK and Lassen used in the manufacture of solar panels (the “Lassen Solar Panels”).

Pursuant to the License Agreement, the consideration to be paid by the Company to Lassen for the Licenses is a fee of US $1,000,000 (the “License Fee”) together with a 2% royalty on gross revenues received by the Company from future sales of Lassen Solar Panels.  The License Fee is to be paid in two installments.  The first $200,000 installment of the License Fee was paid on January 7, 2009.  The balance of the License Fee of $800,000, was due and payable on or before March 8, 2009. On April 20, 2009, the Company made a payment of $30,000 towards the $800,000 due and owning under the License Agreement.  However, the Company has been unable to make any additional payments towards the remaining balance of $770,000 due under the License Agreement.  As a result, pursuant to the terms of the License Agreement, the Licenses granted under the License Agreement were temporarily suspended.

On May 7, 2009, the Company, Lassen and DBK entered into an Agreement removing the Licenses from suspension and providing the Company with an extension in which to make the remaining payment of the $770,000 due and owing under the License Agreement.  Pursuant to the Agreement, the Company is now required to pay the remaining $770,000, ninety (90) days after the Company receives a report from Lassen indicating that the Lassen Solar Panel has received Intertek Certification and has a power output of a minimum of 1500 watts.  A copy of the Agreement extending the payment obligations under the License Agreement is attached hereto as Exhibit 10.14 and is hereby incorporated by reference.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

As disclosed on Form 8-K filed with the Securities and Exchange Commission on November 26, 2008, on November 21, 2008, the Company entered into a Share Transfer Agreement with Lassen, pursuant to which, the Company agreed to issue to Lassen a total of 8,915,871 shares of its common stock, representing approximately 25% of the issued and outstanding common stock of the Company, in exchange for the issuance by Lassen to the Company of approximately 25,252,500 shares of common stock of Lassen, representing approximately 25% of the issued and outstanding common stock of Lassen.

On May 7, 2009, the Company and Lassen entered into an Agreement pursuant to which the parties agreed to terminate the Share Transfer Agreement and return the shares that were transferred under the Share Transfer Agreement.  The Company is in the process of returning the 25,252,500 shares  of Lassen common stock.  The Company has advised its transfer agent that the 8,915,871 shares issued to Lassen will be cancelled.  Upon return of the share certificate from Lassen representing such shares, it will be cancelled, and the 8,915,871 shares represented thereby will be returned to the status of authorized but unissued shares of common stock.  A copy of the Agreement terminating the Share Transfer Agreement is attached hereto as Exhibit 10.15 and is hereby incorporated by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

10.14

Agreement dated May 7, 2009 by and between P2 Solar, Inc., Lassen Energy, Inc., DBK Corporation, and Darry Boyd.

10.15

Agreement dated May 7, 2009 by and between P2 Solar, Inc., and Lassen Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATCO INTERNATIONAL INC.

Date: May 12, 2008

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By:  Raj-Mohinder S. Gurm
Its:   Chief Executive Officer

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